UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2023

Westrock Coffee Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41485	80-0977200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4009 N. Rodney Parham Rd.

3rd Floor

Little Rock, AR 72212

(Address of Principal Executive Offices, and
Zip Code)

(501) 320-4880

Registrant’s Telephone Number, Including
Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.01 per share	WEST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock, par value $0.01 per share	WESTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On July 18, 2023, Westrock Coffee Company, a Delaware corporation (the “Company”), entered into a subscription agreement with the Arkansas Teacher Retirement System (“ARTRS”), pursuant to which the Company and ARTRS agreed that the Company would sell and issue to an affiliate of ARTRS 2.5 million shares (the “Subscription Amount”) of common stock, par value $0.01 per share (the “Common Shares”), of the Company at a purchase price per share of $10.00 for aggregate gross proceeds to the Company of $25 million (such transaction, the “Investment”).

The Investment is subject to customary closing conditions. The Investment is also subject to the potential exercise of preemptive rights (the “BBH Preemptive Rights”) by affiliates of Brown Brothers Harriman & Co. (the “BBH Stockholders”) to subscribe up to their pro-rata ownership of the capital stock of the Company (generally on a fully diluted basis), under the terms of that certain Investor Rights Agreement, dated April 4, 2022 (the “Investor Rights Agreement”), by and among the Company, the BBH Stockholders, and the other parties thereto. Under the terms of the subscription agreement, if the BBH Stockholders exercise the BBH Preemptive Rights, the aggregate offering size will be increased so as to permit ARTRS to subscribe for the Subscription Amount (after giving effect to exercise of the BBH Preemptive Rights).

The issuance of the Common Shares in the Investment is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Rule 506(b) of Regulation D promulgated under the Securities Act.

The foregoing description of the BBH Preemptive Rights is not complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement and the amended and restated Investor Rights Agreement, which are included in this current report as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On July 18, 2023, the Company issued a press release announcing the Investment. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Investor Rights Agreement, dated as of April 4, 2022, by and among Westrock Coffee Company, Westrock Group, LLC, The Stephens Group, LLC, Sowell Westrock, L.P., BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC and Riverview Sponsor Partners, LLC (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-4 (File No. 333-264464), initially filed on April 25, 2022 by Westrock Coffee Company)
4.2	Amended and Restated Investor Rights Agreement, dated as of June 29, 2023, by and among Westrock Coffee Company, Westrock Group, LLC, BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC, Riverview Sponsor Partners, LLC and HF Direct Investments Pool, LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on June 29, 2023 by Westrock Coffee Company)
99.1	Press Release, dated July 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
	Name:	Robert P. McKinney
	Title:	Chief Legal Officer

Dated: July 18, 2023